Exhibit 99.1

Acadia Realty Trust

(914) 288-8100

Acadia Realty Trust Reports First Quarter 2026 Operating Results

Key Highlights for the first quarter ended March 31, 2026 include:

•
First quarter GAAP net earnings of $0.22 per share (compared to $0.01 in first quarter 2025) and FFO As Adjusted of $0.30 per share, up 11% from the prior-year quarter
•
First quarter REIT Portfolio same-property NOI increased 5.9% and reaffirmed 5-9% annual guidance
•
Delivered REIT Portfolio GAAP and cash leasing spreads on new leases of 50% and 31%, respectively
•
Increased SNO Pipeline to $10.5 million (from $8.9 million at December 31, 2025)
•
Increased REIT Portfolio economic occupancy by 20 basis points to 94.1% during the first quarter driven by the street and urban portfolio, which increased 140 basis points from the fourth quarter to 91.7% as of March 31, 2026
•
Completed approximately $503 million of accretive acquisitions comprised of REIT Portfolio (street retail of $79 million) and Investment Management ($424 million)
•
Completed recapitalizations of approximately $504 million of assets in the Investment Management platform
•
Raised full-year 2026 guidance: Earnings per share to $0.37-$0.39 (from $0.24-$0.26) and FFO As Adjusted to $1.22-$1.26 (from $1.21-$1.25)

Subsequent Events

•
Signed an approximately 26,000 square foot lease with Sprouts Farmers Market at 555 9th Street in San Francisco, joining the previously signed Club Studio (expected to open late 2026), reflecting the market’s accelerating retail recovery
•
Completed a $109 million accretive portfolio acquisition on Newbury Street in Boston
•
Increased its borrowing capacity, extended duration and improved pricing on a $1.425 billion credit facility (replacing its $1.175 billion facility)

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RYE, NY (April 28, 2026) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended March 31, 2026. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”).

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“Our first quarter results reflect continued execution across Acadia's differentiated dual-platform strategy. Our street portfolio continues to benefit from strong tenant demand, enabling us to deliver same-property NOI growth of 5.9% for the quarter. Complementing this internal growth, we completed over $600 million of accretive REIT and Investment Management acquisitions in 2026. This includes our inaugural investment on Worth Avenue in Palm Beach, and our continued deployment of capital through our Investment Management platform. With strong internal growth, a well-positioned balance sheet, and an active acquisition pipeline, we remain well positioned to deliver sustained NOI and earnings growth over a multi-year horizon.”

Financial Results

A complete reconciliation, in dollars and per share amounts, of (i) net earnings attributable to Acadia to Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and As Adjusted) attributable to common shareholders and Common OP Unit holders and (ii) operating income to net operating income (“NOI”) and definitions of non-GAAP metrics are included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests (except for the Common OP Unit holders) and all per share amounts are on a fully-diluted basis.

Net Income

•
Net income per share for the three months ended March 31, 2026 was $0.22. This compares with net income per share for the three months ended March 31, 2025 of $0.01. The increase for the quarter ended March 31, 2026, as compared to the quarter ended March 31, 2025, was primarily a result of gains on sale of $0.22 per share in 2026, and the loss on change in control related to the Company’s additional investment in its Georgetown Renaissance portfolio of $0.08 per share in 2025.

2

•
Offsetting these items, during the three months ended March 31, 2026, the Company incurred charges of approximately $5 million, or $0.04 per share, to net income and NAREIT FFO, primarily comprised of retirement-driven, non-cash acceleration of unvested stock-based compensation awards (approximately $4.1 million included in general and administrative expenses), an unrealized loss on an investment (approximately $600,000) and non-capitalizable transaction costs (approximately $300,000, included in general and administrative expenses).

NAREIT FFO

•
NAREIT Funds From Operations (“NAREIT FFO”) for the quarter ended March 31, 2026 was $36.9 million, or $0.26 per share, as compared to $44.6 million, or $0.34 per share, for the quarter ended March 31, 2025.

FFO As Adjusted

•
FFO As Adjusted for the quarter ended March 31, 2026 was $41.8 million, or $0.30 per share, as compared to $35.1 million, or $0.27 per share, for the quarter ended March 31, 2025.

REIT Portfolio Same-Property NOI

•
Same-Property NOI grew 5.9%, for the first quarter, primarily driven by 7.0% growth from the street and urban retail portfolio. These amounts exclude developments and redevelopments.

REIT Portfolio Occupancy and Leasing Update

•
As of March 31, 2026, economic occupancy and leased occupancy increased 20 and 60 basis points to 94.1% and 95.3%, respectively, compared to 93.9% and 94.7% as of December 31, 2025.
•
For the quarter ended March 31, 2026, conforming GAAP and cash leasing spreads on new leases were 50% and 31%, respectively, and 23% and 11%, inclusive of renewal leases.

Signed Not Opened Update

The following summarizes the activity, at the Company’s pro-rata share, of ABR of its signed not opened pipeline during the first quarter (amounts in millions):

	Balance at December 31, 2025	Commencing ABR	New Leases	Balance at March 31, 2026
REIT Portfolio (Same-property)	$4.4	$(1.5)	$1.6	$4.5
REIT Portfolio (Redevelopment/Prestabilized)	3.5	(0.2)	1.9	5.2
Investment Management	1.0	(0.5)	0.3	0.8
Total	$8.9	$(2.2)	$3.8	$10.5

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Transactional Activity

During the quarter ended March 31, 2026, the Company completed approximately $503 million in accretive acquisitions comprised of REIT Portfolio ($79 million) and Investment Management ($424 million). Subsequent to quarter end, the Company completed an additional $109 million street retail portfolio acquisition in its REIT Portfolio. Details of the acquisitions are discussed below.

In addition, the Company completed recapitalizations of approximately $504 million in its Investment Management platform.

REIT Portfolio

•
Manhattan, New York. As previously disclosed, in January 2026, the Company acquired 1045 and 1165 Madison Avenue in Manhattan for an aggregate purchase price of $21 million. These assets further expand the Company’s ownership on upper Madison Avenue and align with its strategy of expanding its portfolio on must-have street retail corridors.
•
Palm Beach, Florida. In March 2026, the Company acquired 225 Worth Avenue for a purchase price of $43 million. Worth Avenue in Palm Beach is an exclusive retail corridor serving one of the wealthiest and fastest-growing markets in the country. The Company's inaugural investment in this market provides it with a compelling near-term opportunity to drive rental growth, as well as a platform to pursue additional acquisitions and grow our presence on this irreplaceable street.
•
Boston, Massachusetts. In April 2026, the Company, in conjunction with Osiris Ventures, acquired 4-6 Newbury Street and 28 Newbury Street for an aggregate purchase price of $109 million, expanding its presence on Newbury Street, Boston's premier luxury shopping corridor. The properties are leased to two of the world's most iconic luxury brands and provide a near-term opportunity to capture significant rental growth as a key retail lease approaches expiration.
•
Strategic Add-on Acquisitions (Washington D.C. and Armitage Avenue Chicago): In the first quarter, the Company added approximately $14 million of new acquisitions to further increase its scale in two of its key corridors.

Investment Management Platform Acquisition

•
Queens, New York. As previously disclosed, in January 2026, the Company, through its Investment Management platform, formed a joint venture with TPG Real Estate to acquire the Shops at Skyview for a gross purchase price of approximately $424 million of which the Company has a 20% ownership interest. The Shops at Skyview is a 555,000 retail center in Flushing, Queens, attracting 12 million visitors a year and anchored by three grocers along with an attractive mix of essential goods, value-oriented brands, and experiential concepts.

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Investment Management Platform Recapitalizations

•
Fund V and Avenue at West Cobb Recapitalization. As previously disclosed, in February 2026, the Company and TPG Real Estate completed a $435 million portfolio transaction involving six Fund V assets (Hickory Ridge, Palm Coast Landing, Hiram Pavilion, Canton Marketplace, Elk Grove Commons, and Midstate Mall) along with the Avenue West Cobb (acquired in the third quarter of 2025). In connection with this transaction, the Company recognized a gain on sale of approximately $112 million, or $22 million ($0.15 per share) at its share.

TPG acquired an 80% interest across the portfolio, with Acadia retaining a 20% ownership in the previously held Fund V assets, along with a 20% interest in West Cobb.

•
Lake Worth, Florida. During March 2026, the Company completed the recapitalization of Pinewood Square, a 204,000 square foot retail center in Lake Worth, Florida, which was acquired in the first quarter of 2025. The Company sold an 80% interest to the Private Real Estate Group of Cohen & Steers, reflecting a total asset valuation of approximately $68 million. The Company recognized a gain on sale of $4.1 million ($0.03 per share) in connection with this transaction.

In connection with each of these recapitalizations, the Company will continue to manage the respective properties, earning asset management, property management, and leasing fees, as well as a potential promote upon ultimate disposition.

Dispositions

•
Virginia Beach, Virginia. As previously disclosed, during January 2026, the Company, through its Fund V platform, completed the disposition of Landstown Commons for $102 million, of which the Company’s share was $21 million. In connection with this transaction, the Company recognized a gain on sale of $26 million, or $5.1 million ($0.04 per share) at its share.
•
San Francisco, California. During March 2026, the Company, through its Fund IV platform, completed the disposition of 1964 Union Street for $2.6 million, of which the Company’s share was approximately $0.5 million.
•
Warwick, Rhode Island. During April 2026, the Company, through its Fund IV platform, completed the disposition of 650 Bald Hill Road for $20.5 million, of which the Company’s share was approximately $4.3 million.

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Balance Sheet

Equity Activity:

•
The Company did not issue any equity during the first quarter of 2026. Additionally, during the first quarter, the Company settled approximately 2.4 million shares of previously issued forward equity contracts for cash proceeds of approximately $56 million. The Company currently has unsettled forward equity contracts to sell 12.3 million shares for aggregate net proceeds of approximately $239 million to accretively fund its acquisition pipeline and the Henderson Avenue redevelopment project in Dallas, TX.

Extension and Expansion of $1.425 Billion Corporate Credit Facility

•
In April 2026, the Company amended and upsized its corporate credit facility by $250 million to $1.425 billion, and extended maturity dates. The credit facility has an accordion feature that allows the Company to increase the capacity to $2.0 billion. The facility was oversubscribed and priced at improved spreads relative to the prior facility. Proceeds from the $250 million upsize were used to repay outstanding amounts on its revolving credit facility and other secured indebtedness.

Pro-Rata REIT Portfolio and Investment Management Debt-to-EBITDA (as adjusted):

•
Net Debt-to-EBITDA, as adjusted, inclusive of pro-rata share of Investment Management platform debt and unsettled forward equity contracts that were issued prior to March 31, 2026 as discussed above, was 5.5x at March 31, 2026. Refer to the first quarter 2026 Supplemental Information package for reconciliations and details on financial ratios.

No Significant REIT Portfolio Debt Maturities until 2029:

•
The Company has REIT portfolio debt maturing of 2.5%, 2.6%, and 7.5% in 2026, 2027, and 2028, respectively.

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Guidance

The Company is increasing its previously issued guidance for Earnings per Share from $0.24-0.26 to $0.37-$0.39 and FFO As Adjusted from $1.21-$1.25 per share to $1.22-$1.26 per share.

The following updated guidance is based upon Acadia’s current view of market conditions and assumptions for the year ended December 31, 2026.

	2026 Guidance [1]
	Revised	Prior

Net earnings per share attributable to Acadia	$0.37-$0.39	$0.24-$0.26
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	0.95-0.97	0.95-0.97
Gain on disposition on real estate properties (net of noncontrolling interest share other than Common OP Units)	(0.22)	(0.04)
Adjustment of redeemable noncontrolling interest to estimated redemption value	0.04	—
Noncontrolling interest in Operating Partnership	0.03	0.03
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.17-$1.21	$1.18-$1.22
Adjustments to FFO:
Transaction and other expenses [2]	0.05	0.03
Funds From Operations As Adjusted per share attributable to Common Shareholders and Common OP Unit holders [3]	$1.22-$1.26	$1.21-$1.25

1.
Totals may not foot due to rounding.
2.
Transaction and other expenses include those costs that the Company believes are not reflective of ongoing core operating results, including investment transaction costs, debt extinguishment costs and employee retirement costs.
3.
Refer to the “Notes to Financial Highlights” on page 14 of this release for definitions of non-GAAP measures

Management will conduct a conference call on Wednesday, April 29, 2026 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, April 29, 2026
Time:	11:00 AM ET
Participant call:	First Quarter 2026 Dial-In
Participant webcast:	First Quarter 2026 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Events & Presentations

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The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”). For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for the purposes of complying with those safe harbor provisions, in each case, to the extent applicable. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations (including with regards to acquisition pipeline) are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical instability (such as ongoing armed conflicts and heightened regional tensions in the Middle East), contemplated tariff increases and other trade restrictions, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, including the impact of recently announced tariffs on our tenants and their customers, and

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their effect on the Company’s and our tenants' revenues, earnings and funding sources and those of our tenants; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any future public health crisis which may adversely affect us and our tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology (“IT”) security breaches, including increased cybersecurity risks relating to the use of remote technology and artificial intelligence (“AI”); (xv) risks associated with our use of AI tools, which could result in reputational harm, and legal or regulatory liability; (xvi) the loss of key executives; and (xvii) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues
Rental	$98,568	$102,640
Other	4,424	1,754
Total revenues	102,992	104,394

Expenses
Depreciation and amortization	40,155	39,440
General and administrative	15,303	11,597
Real estate taxes	12,922	13,303
Property operating	18,249	18,280
Impairment charges	—	6,450
Total expenses	86,629	89,070

Gain on disposition of properties	142,148	—
Operating income	158,511	15,324
Equity in losses of unconsolidated affiliates	(1,508)	(1,713)
Interest income	4,788	6,096
Realized and unrealized holding (losses) gains on investments and other	(616)	1,621
Interest expense	(22,052)	(23,247)
Loss on change in control	—	(9,622)
Income (loss) from continuing operations before income taxes	139,123	(11,541)
Income tax provision	(12)	(116)
Net income (loss)	139,111	(11,657)
Net loss attributable to redeemable noncontrolling interests	698	1,669
Net (income) loss attributable to noncontrolling interests	(109,332)	11,596
Net income attributable to Acadia shareholders	$30,477	$1,608
Less: earnings attributable to unvested participating securities	(333)	(339)
Less: adjustment of redeemable noncontrolling interests to estimated redemption value	(1,793)	—
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$28,351	$1,269

Weighted average shares for basic earnings per share	131,247	121,329
Weighted average shares for diluted earnings per share	131,332	121,329

Net earnings per share - basic (2)	$0.22	$0.01
Net earnings per share - diluted (2)	$0.22	$0.01

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Net Income to Funds from Operations and Funds from Operations As Adjusted (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025

Net income attributable to Acadia	$30,477	$1,608

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share other than Common OP Units)	35,851	31,607
Impairment charges (net of noncontrolling interests' share other than Common OP Units)	—	1,583
Gain on disposition of properties (net of noncontrolling interests' share other than Common OP Units)	(30,954)	—
Loss on change in control	—	9,622
Income attributable to Common OP Unit holders	1,496	96
Distributions - Preferred OP Units	5	67
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$36,875	$44,583

Transaction and other expenses	4,358	526
Unrealized holding loss (gain) (net of noncontrolling interest share)	616	(1,672)
Tenant lease settlement	—	(8,309)
FFO As Adjusted attributable to Common Shareholder and Common OP Unit holders [1]	$41,849	$35,128

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	131,332	121,329
Weighted-average OP Units outstanding	8,376	7,778
Assumed conversion of Preferred OP Units to Common Shares	25	256
Weighted average number of Common Shares and Common OP Units	139,733	129,363

Diluted Funds From Operations, per Common Share and Common OP Unit	$0.26	$0.34

Diluted Funds From Operations As Adjusted, per Common Share and Common OP Unit	$0.30	$0.27

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Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended March 31,
	2026	2025

Consolidated operating income	$158,511	$15,324
Add back:
General and administrative	15,303	11,597
Depreciation and amortization	40,155	39,440
Impairment charges	—	6,450
Gain on disposition of properties	(142,148)	—
Less:
Above/below-market rent, straight-line rent and other adjustments	(6,985)	(2,704)
Termination income	—	(8,366)
Consolidated NOI	64,836	61,741

Redeemable noncontrolling interest in consolidated NOI	(1,840)	(1,888)
Noncontrolling interest in consolidated NOI	(14,997)	(17,655)
Less:
Operating Partnership's interest in Investment Management NOI included above	(7,542)	(6,747)
Add back:
Operating Partnership's share of unconsolidated joint ventures NOI (4)	1,358	1,279
REIT Portfolio NOI	$41,815	$36,730

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended March 31,
	2026	2025
REIT Portfolio NOI	$41,815	$36,730
Less properties excluded from Same-Property NOI	(2,973)	(52)
Same-Property NOI	$38,842	$36,678

Percent change from prior year period	5.9%

Components of Same-Property NOI:
Same-Property Revenues	$54,709	$51,442
Same-Property Operating Expenses	(15,867)	(14,764)
Same-Property NOI	$38,842	$36,678

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Acadia Realty Trust and Subsidiaries

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

As of:
	March 31, 2026	December 31, 2025
Assets
Investments in real estate, at cost
Buildings and improvements	$3,057,952	$3,421,366
Tenant improvements	321,489	339,414
Land	1,100,492	1,147,236
Construction in progress	26,266	32,969
Right-of-use assets - finance leases	61,366	61,366
Total	4,567,565	5,002,351
Less: Accumulated depreciation and amortization	(979,837)	(1,018,597)
Operating real estate, net	3,587,728	3,983,754
Real estate under development	178,050	167,051
Net investments in real estate	3,765,778	4,150,805
Notes receivable, net ($2,176 and $1,638 of allowance for credit losses as of March 31, 2026 and December 31, 2025, respectively)	154,430	154,892
Investments in and advances to unconsolidated affiliates	275,770	161,955
Other assets, net	190,101	223,980
Right-of-use assets - operating leases, net	22,596	23,594
Cash and cash equivalents	31,415	38,818
Restricted cash	17,374	18,081
Rents receivable, net	56,259	65,027
Assets of property held for sale	18,932	—
Total assets	$4,532,655	$4,837,152

Liabilities:
Mortgage and other notes payable, net	$624,764	$893,944
Unsecured notes payable, net	880,012	879,462
Unsecured line of credit	91,500	89,500
Accounts payable and other liabilities	222,654	273,479
Lease liabilities - operating leases	24,918	25,972
Dividends and distributions payable	28,421	28,526
Distributions in excess of income from, and investments in, unconsolidated affiliates	16,241	16,838
Liabilities of property held for sale	161	—
Total liabilities	1,888,671	2,207,721
Commitments and contingencies
Redeemable noncontrolling interests	8,457	9,113

Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 133,513,864 and 131,036,560 shares as of March 31, 2026 and December 31, 2025, respectively	134	131
Additional paid-in capital	2,755,574	2,710,651
Accumulated other comprehensive income	20,057	15,585
Distributions in excess of accumulated earnings	(498,735)	(500,720)
Total Acadia shareholders’ equity	2,277,030	2,225,647
Noncontrolling interests	358,497	394,671
Total equity	2,635,527	2,620,318
Total liabilities, redeemable noncontrolling interests, and equity	$4,532,655	$4,837,152

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Acadia Realty Trust and Subsidiaries

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO As Adjusted” is also an appropriate supplemental disclosure of operating performance. FFO, FFO As Adjusted and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization, (iii) impairment of depreciable real estate assets related to the Company’s main business and land held for the development of property, and (iv) items that management believes are not reflective of ongoing core operating results, including non-comparable revenues, expenses, gains, and losses. While these adjustments may be subject to fluctuations from period to period, with both positive and negative short-term impacts, management believes that the removal of the impacts of these items enhances our understanding of the operating performance of our properties. The Company believes that introducing a new supplemental measure beginning with fiscal year 2026 is useful for evaluating operating performance and comparing historical financial periods. The Company’s method of calculating FFO, FFO As Adjusted and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO As Adjusted represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), nor are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO As net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate assets related to the Company’s main business and land held for the development of property for its operating portfolio;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.

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b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its investments in Albertsons in FFO.
c.
FFO As Adjusted (new metric starting in 2026) begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio.
(4)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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